Amendment No. 3 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
The Pruco Life Insurance Company
The Pruco Life Insurance Company of New Jersey
Pruco Securities LLC
The Prudential Insurance Company of America
Prudential Investment Management Services LLC
Prudential Annuities Distributors, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), The Pruco Life Insurance Company, The Pruco Life Insurance Company of New Jersey and The Prudential Insurance Company of America (together the “Company” or “you”), and Prudential Investment Management Services LLC, Prudential Annuities Distributors, Inc. and Pruco Securities LLC, your distributors, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated February 1, 2007, and subsequently amended June 5, 2007 and May 1, 2008 (the “Agreement”).  The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B of the Agreement is deleted and replaced in its entirety with the Schedules B attached.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of December _21_, 2012.

The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of each Portfolio listed on Schedule C of the Agreement	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore Title: Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.
By: /s/ Steven M Kleuver
Name: Steven Kluever Title: Vice President
The Company:	The Pruco Life Insurance Company of New Jersey
By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Executive Vice President
The Pruco Life Insurance Company
By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Executive Vice President
The Prudential Insurance Company of America
By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Executive Vice President

Pruco Amd #3 to FPA 2012-12-17

The Distributor:	Pruco Securities LLC
By: /s/ John G. Gordon Name: John G. Gordon Title: President

Prudential Investment Management Services LLC
By: /s/ Peter Boland Name: Peter Boland Title: COO
Prudential Annuities Distributors, Inc.
By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Executive Vice President

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No
The Pruco Life Insurance Company
Pruco Life Flexible Premium Variable Annuity Account	Yes

The Pruco Life Insurance Company of New Jersey
Pruco Life of New Jersey Flexible Premium Variable Annuity Account	Yes
Pruco Life of New Jersey Variable Appreciable Account	Yes
Pruco Life Variable Contract Account M	No
Pruco Life Variable Contract Account M-2	No
Pruco Life Variable Universal Account	Yes

The Prudential Insurance Company of America
Prudential Discovery Premier Group Variable Contract Account	Yes
Prudential Variable Contract Account GI-2	Yes
Prudential Variable Contract Account GI-100	No